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                                                                   EX 23 (i) (2)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                   February 23, 2005

Board of Trustees
MLIG Variable Insurance Trust
1300 Merrill Lynch Drive
Pennington, NJ 08534

        RE: MLIG VARIABLE INSURANCE TRUST

Trustees:

        We hereby consent to the reference to our name under the captions "Legal Counsel" in the prospectuses and in the statement of additional information filed as part of post-effective amendment No. 4 to the registration statement on Form N-1A for MLIG Variable Insurance Trust (File No. 333-83074). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Sincerely,

                                               SUTHERLAND ASBILL & BRENNAN LLP


                                               By: /s/David S. Goldstein
                                                   ---------------------
                                                     David S. Goldstein